Exhibit 10.65


                         DAYWORK DRILLING CONTRACT-LAND

This International Daywork Drilling Contract-Land (this "Contract"), dated the 10th day of October 1999, is made by and between Closed Type JSC Karakudukmunay, residing at Microdistrict 3 Building 82 Aktau, Republic of Kazakhstan (hereinafter referred to as "Operator") and Drilling Service Company "Kazakhoil Drilling" Ltd., residing at 466412, Atyrau, Birlik village (hereinafter referred to as "Contractor"). Hereinafter the Contractor and the Operator may individually be referred to as a "Party" and collectively as "Parties."

RECITALS:

WHEREAS, Operator desires to have onshore wells drilled, produced or worked over in the Mangistau region of the Republic of Kazakhstan, as specified by Operator and to have performed or carried out all auxiliary operations and services as detailed in the Appendices hereto or as Operator may require (hereinafter referred to as "Work"); and

WHEREAS, Contractor is willing to furnish the land drilling rig which is a Kremco 900 Rig (or a substantially similar land drilling rig), together with drilling and other equipment (hereinafter called the "Drilling Unit"), insurance and personnel, all as detailed in the Appendices hereto.

AGREEMENT:

NOW THEREFORE, in consideration of the premises and the covenants and agreements herein, the Parties agree as follows:

ARTICLE I

INTERPRETATION

1.1      Definitions

In this Contract, unless the context otherwise requires:

(a) "Commencement Date" means the day and time within the nearest hour that Operator's first well is spudded within the Operating Area.

(b) "Operator's Items" mean the equipment, material and services owned by Operator or which are listed in Appendix D that are to be provided at the expense of Operator.

(c) "Contractor's Items" mean the Drilling Unit, equipment, material and services owned by Contractor or which are listed in Appendices B and D that are to be provided at expense of Contractor.

(d) "Contractor's Personnel" meansF the personnel and subcontractors to be provided by Contractor from time to time to conduct operations hereunder as listed in Appendix C.

(e) "Operator's Personnel" means the personnel and other contractors to be provided by Operator from time to time in connection with operations hereunder.

(f) "Operating Area" means the area specified in Appendix A.

(g) "Operating Base" means the place onshore designated by Operator and specified in Appendix A.

(h) "Affiliated Company" means an entity owning fifty percent (50%) or more of the voting stock or similar equity interests of Operator or Contractor, an entity in which Operator or Contractor own fifty percent (50%) or more of its voting stock or similar equity interests, or an entity fifty percent (50%) or more of whose voting stock or similar equity interests is owned by the same entity that owns fifty percent (50%) or more of the voting stock or similar equity interests of Operator or Contractor.

1.2      Currency

In this Contract, all amounts expressed in dollars are United States dollar amounts.

1.3      Conflicts

Appendices A, B, C, D, E and F attached hereto are incorporated herein by this reference. If any provision of the Appendices conflicts with a provision in the body of this Contract hereof, the body of this Contract shall prevail.

1.4      Headings

The paragraph headings shall not be considered in interpreting the text of this Contract.

1.5      Further Assurances

Each Party shall perform the acts and execute and deliver the documents and give the assurances necessary to give effect to the provisions of this Contract.

1.6      Contractor's Status

Contractor in performing its obligations hereunder shall be an independent contractor. Operator may instruct and direct Contractor as to the results to be obtained from Contractor's employees. None of Contractor's employees are, nor shall be deemed to be, employees or agents of Operator; provided, however, Operator's supervisory personnel shall be in charge of Contractor's Personnel and Contractor's Personnel shall take their instructions and work assignments solely from Operator's supervisory personnel.

1.7      Governing Law

This Contract shall be construed and relations between the Parties determined in accordance with the law designated in Appendix A, not including, however, any of its conflicts of law rules, which would direct or refer to the laws of another jurisdiction. In the event any provision of this Contract is inconsistent with or contrary to any applicable law, rule or regulations, said provision shall be deemed to be modified to the extent required to comply with said law, rule or regulation, and as so modified said provision and this Contract shall continue in full force and effect. If this Contract is translated into another language, the English version of this Contract shall be controlling for all purposes.

ARTICLE II
TERM

2.1      Effective Date

The Parties shall be bound by this Contract from the date last signed by a Party (hereinafter referred to as "Effective Date").

2.2      Duration

This Contract shall, subject to Paragraphs 2.3 and 2.4, be for the term specified in Appendix A.

2.3      Termination

This Contract shall terminate:

(a) immediately if the Drilling Unit becomes a loss on the date Contractor's insurance surveyor determines a constructive or arranged total loss to have occurred;

(b) on the later of the date specified in Appendix A or, if operations are then being conducted on a well, as soon thereafter as such operations are completed and the Drilling Unit has been safely stacked at the demobilization location specified in Appendix A, unless some other location or port is mutually agreed, and all of Operator's Items have been off loaded;

(c) in accordance with Paragraph 3.5(b);

(d) in accordance with Paragraph 7.6; or

(e) in accordance with Paragraph 8.2.

2.4      Option to Extend

This Contract may be renewed by Operator beyond its initial term as specified in Appendix A, provided that Operator and Contractor mutually agree upon the appropriate rates, terms and conditions.

2.5      Continuing Obligations

The provisions of Article IX and Paragraphs 1.3, 1.6, 1.7, 2.3, 2.5, 2.6, 13.1, 13.4, 13.5, 13.6, 13.7, 13.9 and 13.11 shall survive the termination of this Contract and the Parties shall continue to be bound thereby.

2.6      Return of Operator's Item

Upon termination of operations, Contractor shall return to Operator at the last drilling location for the Drilling Unit under this Contract, or at any other location as directed by Operator at the Operator's sole cost, any of Operator's Items which are at the time in Contractor's possession. Operator's Items shall be returned by Contractor in the same condition in which they were received by Contractor, normal wear and tear excepted.

ARTICLE III
CONTRACTOR'S PERSONNEL

3.1      Number, Selection, Hours of Labor and Remuneration

Except where herein otherwise provided, the number, selection, replacement, hours of labor and remuneration of Contractor's Personnel shall be determined by the Contractor upon the requisites of the Work. Such employees or subcontractors shall be the employees or subcontractors solely of Contractor. Notwithstanding the foregoing, minimum manning shall be as specified in Appendix C, and the Contractor undertakes to provide personnel of first class international quality who have an appropriate technical background and experience to perform the Work and to provide Contractor's Personnel who have certification as required by Kazakh laws. Contractor's Personnel shall be certified as required by Kazakh law and have work permits as so required by Kazakh law.

3.2      Contractor's Representative

Contractor shall nominate one of Contractor's Personnel, if possible the office manager of Contractor Aktau, as Contractor's representative who shall be in charge of the remainder of Contractor's Personnel and who shall have full authority to resolve all day-to-day matters which arise between Operator and Contractor. Contractor shall inform the Operator in a written form, if such representative is replaced. All matters that cannot be resolved by Contractor's representative and Operator's representative will be resolved in accordance with Paragraph 13.9.

3.3      Increase in Contractor's Personnel

Operator may, subject to mutual agreement of the Parties, require Contractor to increase the number of Contractor's Personnel, subject to additional payment by the Operator in accordance with the rates in Appendix F or as mutually agreed between the Parties.

3.4      Replacement of Contractor's Personnel

Contractor will remove and replace at anytime any of Contractor's Personnel if Operator so requests. Operator shall give to Contractor the reasons for any such request.

3.5      Personnel Shortages

(a) If at any time during the term of this Contract, less than a full crew of personnel as listed in Appendix C is utilized for any reason, the applicable day rate payable to Contractor hereunder shall be reduced by an amount calculated by multiplying the applicable day rate payable to Contractor hereunder by a fraction, where the number of crew members absent from the Drilling Unit is the numerator and the total number required crew members is the denominator. The day-rate and hourly rates for the crew are defined in Appendix F.

(b) If at any time, in the Operator's opinion, Contractor's failure to provide a full crew of personnel as established in this Contract is interfering with or delaying the conduct of Operator's operations, and such failure continues for a period of five (5) days after notice from Operator to Contractor, then in addition to (i) a reduction in the applicable day rate as provided herein and
(ii) any other remedies the Operator may have under this Contract, the Operator may terminate this Contract.

3.6      Safety Measures

Contractor shall, at its sole expense, take all measures necessary or proper to provide safe working conditions, proper safety clothing and supplies to its personnel in accordance with international safety regulations and standards and with all safety requirements of the Republic of Kazakhstan and general safety measures applied by the Contractor in its other similar businesses. Contractor shall give notice to all persons at the drill site of all safety regulations, which apply to such personnel. Additionally, Contractor shall ensure that such persons are fully informed of and comply with such regulations. The Contractor shall set up and conduct weekly safety drills. Attendance at these meetings of Contractor's Personnel shall be obligatory. Operator shall have the right to hold additional meetings and best operations practices at its own discretion.

ARTICLE IV
CONTRACTOR'S ITEMS

4.1      Obligation to Supply

Contractor shall provide Contractor's Items and Personnel and perform the services to be performed by it in accordance with Appendices B, C and D. Each of Contractor's Items (including the Drilling Unit) shall be subject to inspection and approval of Operator prior to such Items being placed into service.

4.2      Maintain Stocks

Contractor shall be responsible, at its cost, for maintaining adequate stock levels of Contractor's Items and replenishing them as necessary.

4.3      Maintain and Repair Equipment

Contractor shall, subject to Paragraph 9.1, be responsible for the maintenance and repair of all Contractor's Items (including the Drilling Unit) and shall provide all spare parts and materials required therefor. Contractor shall, if requested by Operator, also maintain or repair any of Operator's Items in the Operating Area which Contractor is qualified to and can maintain or repair with Contractor's normal complement of personnel and equipment at the drill site, provided, however, that Operator shall at its cost provide all spare parts and materials required to maintain or repair Operator's Items, and the basic responsibility and the ability for furnishing and maintaining such items shall remain with the Operator. In the event Contractor does not fully carry out its maintenance and repair obligations set forth above on a timely basis, Operator may elect to perform or have performed such maintenance and repair activities and the costs incurred by Operator thereby may be deducted by Operator from any amounts due to Contractor under this Contract or otherwise.

4.4      Additional Items

Contractor agrees and undertakes to provide additional equipment upon the requirement of Operator. Such additional equipment shall be provided by the Contractor on a cost basis plus handling charges, if applicable.

ARTICLE V
CONTRACTOR'S GENERAL OBLIGATION

5.1      Contractor's Standard of Performance

Contractor shall carry out all its operations under this Contract on a daywork basis. For purposes hereof the term "daywork basis" means Contractor shall furnish equipment, labor and perform services as herein provided, for a specified sum per day under the direction and supervision of Operator.

5.2      Operation of Drilling Unit

Contractor shall be responsible for the operation of the Drilling Unit, including, supervising moving operations and positioning on drilling locations as required by Operator. Operations under this Contract will be performed on a twenty-four (24) hour per day, seven (7) days a week basis. Contractor warrants that the Drilling Unit (without modification, upgrade or enhancement) will operate efficiently and is physically capable of drilling wells to depths specified in this Contract and complies fully with the technical documentation described in Appendix B.

5.3      Compliance with Operator's Instructions

Contractor shall comply with all instructions of Operator consistent with the provisions of this Contract, including, without limitation, drilling, well control and safety instructions. Such instructions shall, if Contractor so requires and time permits, be confirmed in writing by the authorised representative of Operator. However, Operator shall not issue any instructions which would be inconsistent with Contractor's rules, policies or procedures pertaining to the safety of the Contractor's Personnel, the Operator's Personnel, equipment or, the Drilling Unit, or require Contractor to exceed the capacity of the Drilling Unit.

5.4      Adverse Weather

Contractor, in consultation with Operator, shall decide when, in the face of impending adverse weather conditions, to institute precautionary measures in order to safeguard the well, the well equipment, the Drilling Unit and Contractor's Personnel or Operator's Personnel to the fullest possible extent. Contractor and Operator shall each ensure that each respective senior representative will not act unreasonably in the exercise of their discretion under this Paragraph 5.4.

5.5      Drilling Fluids and Casing Program

Contractor shall follow any of Operator's instructions with respect to the "Drilling Fluid and Casing Program" as may be specified by the Operator. Operator shall provide Contractor with any such programs reasonably in advance of the spud date of each well to be drilled under this Contract.

5.6      Difficulties during Drilling

In the event of any difficulty arising which precludes either drilling ahead under reasonably normal procedures or the performance of any other operations planned for a well, Contractor may suspend the work in progress and shall immediately notify in writing the representative of Operator of the difficulty, and during such period exert its best efforts to overcome the difficulty.

5.7      Well Control Equipment

Subject to Article IX, Contractor shall maintain its well control equipment listed in Appendices B and D in good condition at all times and shall use its best efforts to prevent and control fires and blowouts and to protect the hole.

5.8      Inspection of Materials Furnished by Operator

Contractor agrees to visually inspect all materials furnished by Operator before using same and notify Operator in writing of any apparent defects therein. Contractor shall not be liable for any loss or damage resulting from the use of materials furnished by Operator, unless Contractor fails to properly inspect the materials in accordance with this Paragraph 5.8.

5.9      Cutting/Coring Program

Contractor shall save and identify cuttings and cores according to Operator's instructions and place them in containers furnished by the Operator.

5.10     Records to be Kept by Contractor

Contractor shall keep and furnish to Operator an accurate record of the work performed and formations drilled on the IADC-API Daily Drilling Report Form or other form acceptable to Operator. A legible copy of said form signed by Contractor's representatives shall be furnished by Contractor to Operator.

ARTICLE VI
OPERATOR'S RIGHTS AND OBLIGATIONS

6.1      Equipment and Personnel

Operator shall at its cost provide Operator's Items and Operator's Personnel and perform the services to be provided or performed by it according to Appendix D. In addition to providing the initial supply of Operator's Items, Operator shall be responsible, at its cost, for maintaining adequate stock levels and replenishing as necessary. When, at Operator's request and with Contractor's agreement, the Contractor furnishes or subcontracts for certain items which Operator is required herein to provide, for purposes of this Contract said items or services shall be deemed to be Operator's Items, and Operator shall not be relieved of any of its liabilities in connection therewith. For furnishing said items and services, Operator shall reimburse Contractor its entire cost plus a handling charge as specified in Appendix A.

6.2      Maintenance and Repair

Operator shall be responsible, at its cost, for the maintenance and repair of all Operator's Items on the Drilling Unit which Contractor is not qualified to or cannot maintain or repair with Contractor's normal complement of personnel and the equipment at the drill site.

6.3      Operator's Employees

Operator shall designate a senior representative to resolve day-to-day matters requiring decision by Operator who will be present at the drill site. Contractor may treat Operator's senior representative for the time being at the drill site as being in charge of all Operator Personnel. Operator shall inform the Contractor in a written form, in case such representative is replaced. Operator's representative shall at all times have access to the Drilling Unit and may, among other things, observe tests, check and control the implementation of the mud program, examine cuttings and cores, inspect the Work or examine the records kept on the Drilling Unit by Contractor.

6.4      Drilling Site and Access

Operator shall be responsible for providing access to the drilling location, as well as selecting, surveying, marking and clearing the drilling locations as may be reasonably required by Contractor for location approval. Contractor shall obtain and provide all required certificates, Drilling Unit and expatriate personnel permits and licenses required for the drilling operations and Drilling Unit hereunder. Operator shall notify Contractor of any impediments or hazards to operations at each drilling location or at any access routes to the drilling locations of which it has actual knowledge. Notwithstanding any other provision of this Contract, should there be obstructions at or within the area of the drill site and these obstructions result in damage to the Drilling Unit, Operator shall be responsible for and hold harmless and indemnify Contractor for all resulting direct damage, including the payment of the applicable Standby Rate during repairs, but Operator shall receive credit for any physical damage insurance proceeds received by Contractor as a result of such damage.

6.5      Custom or Excise Duties, Taxes and Fees

(a) Contractor, with the help of the Operator, shall be responsible and hold harmless and indemnify Operator for the current customs clearance and changes to the "consignee" documentation to reflect the transfer of the Drilling Unit into ownership of the Contractor in Kazakhstan. Thereafter the Contractor will be responsible for importation of any subsequent Contractor Items into the Operating Area as required, including but not limited to spare parts, consumables, additional equipment and chemicals as needed for the operation of the Drilling Unit.

(b) Notwithstanding anything mentioned in Paragraph 6.5(a), Operator shall be solely responsible for all custom matters connected with Operator's contract with Challenger Oil Services Plc.

(c) Notwithstanding any of the foregoing, Contractor shall pay all taxes that may be assessed by the Republic of Kazakhstan against Contractor as a result of the performance of this Contract inclusive of the payroll taxes for its personnel, customs duties, local taxes and VAT excises, sales and other such taxes as may arise in conducting Contractor's business.

6.6      Take Over of Work

In the event any well drilled under this Contract should blow out, catch fire or in any manner get out of control, Operator may assume complete control and supervision of the Work of bringing the well under control, putting out the fire and take such other measures as Operator deems appropriate. If Contractor (a) is insolvent, (b) is on the verge of becoming insolvent or (c) fails to make timely payments to Contractor's subcontractors as permitted under Paragraph 11.1 of this Contract, Operator may (i) take over and continue the Work on the well to completion or abandonment and (ii) make payments to third parties on behalf of Contractor that Operator, in its sole discretion, deems necessary or appropriate. In this context, Contractor will be deemed to be insolvent, or on the verge of becoming insolvent, if a reasonable basis exists for Operator to believe that Contractor is unable, or with the passage of time alone will be unable, to pay its bills or discharge its financial obligations as they come due. If at any time in Operator's opinion, Contractor is failing to conduct its operations under this Contract in a diligent, prudent, skillful and workmanlike manner and in all respects in strict accordance with all applicable laws and with accepted good oil field practices, standards, methods and such failure continues for a period of ten (10) days (or in the event such failure results in a significant safety hazard, if such failure continues for 96 hours) after notice from Operator to Contractor, Operator may take over and continue the Work on the well to completion or abandonment. In the event Operator takes over the Work pursuant to this Paragraph 6.6, Operator shall have full use of Contractor's Drilling Unit and other equipment, facilities, material, supplies and personnel at the well location, which Contractor shall continue to insure in accordance with this Contract, and Contractor shall continue to be paid the applicable day rates provided for in this Contract less any payments made by Operator on behalf of Contractor in accordance with this Paragraph 6.6. During any such take over period the indemnities given by Contractor to Operator under this Contract shall be suspended, excluding the due indemnifications until such time and Contractor shall have no responsibility to Operator under such circumstances. When such take over period has ended, Operator shall return the Drilling Unit and all of Contractor's Items to Contractor in as good conditions as when the take over began, normal wear and tear excepted.

6.7      Operator's Well Program

Operator shall provide Contractor with a well drilling program or programs, which shall include, but not be limited to hole sizes, casing program, mud control program and Operator's deviation policy. Operator may modify these programs while drilling is in progress.

ARTICLE VII
RATES OF PAYMENT

7.1      Payment

Operator shall pay to Contractor during the term of this Contract the amounts due on monthly basis as calculated to the nearest hour according to the rates of payment herein set forth in accordance with Article VIII. No other payment shall be due from Operator, unless specifically provided for in this Contract or agreed to in writing by the Parties.

7.2      Mobilization/Demobilization Fee

(a) Operator shall pay Contractor the Mobilization Fee specified in Appendix A on the Effective Date (the "Mobilization Fee") which shall be applied in accordance with Paragraph 8.5(b).

(b) Operator shall pay Contractor a Demobilization Fee as specified in Appendix A to cover all Contractor's costs of demobilizing the Drilling Unit. Operator shall have no further demobilization obligations other than the payment of the Demobilization Fee. Operator, however, shall provide to Contractor all export documentation necessary to enable to freely export the Drilling Unit upon the termination of this Contract. If Contractor is unable to export the Drilling Unit from the Republic of Kazakhstan, due to any act or omission of Operator, within thirty (30) days after termination of this Contract, then Operator shall begin paying the Standby Rate Without Crews beginning on the thirty-first (31st) day and continuing until the Drilling Unit is safely exported from the Republic of Kazakhstan. The foregoing notwithstanding, the Demobilization Fee shall not be payable (i) in the event of any breach of this Contract by Contractor or (ii) the Drilling Unit is demobilized to any location other than directly to Poland upon the termination of this Contract.

7.3      Operating Rate

The Operating Rate specified in Appendix A will first become payable on the Commencement Date. The Operating Rate shall continue to be payable during the term of this Contract, except when some other rate herein provided applies. However the Operator shall not continue to pay the Operating Rate in the case that the Republic (of Kazakhstan) Technical Inspection Board shuts the Drilling Unit for safety or similar reasons.

7.4      Standby Rate With Crews

The Standby Rate With Crews specified in Appendix A will be payable as follows:

(a) during any period of delay when Contractor is unable to perform its obligations under this Contract because of adverse weather conditions or as a direct result of an act, instructions or omission of Operator including, without limitation, the failure of any of Operator's Items, or the failure of Operator to issue instructions, provide Operator Items or furnish services;

(b) during any period when operations are being conducted hereinunder to redrill or repair any well drilled hereunder which is lost or damaged as a result of Operator's sole negligence; and

(c) during any period when operations are suspended or are being conducted due to difficulties encountered as provided for in Paragraph 5.6.

(d) during any period after the Commencement Date that the Drilling Unit is undergoing periodic inspections required for the maintenance of any Certification or Classification Certificates. If the delay is of such length that the drilling crew is demobilized, the Standby Rate Without Crew provided in Paragraph 7.8 shall apply from such date of demobilization.

7.5      Rate During Repair

The Repair Rate specified in Appendix A will be payable during the first twenty-four (24) hours per month during which operations are suspended to permit necessary replacement, inspection, repair of maintenance of Contractor's Items. Routine maintenance such as lubrication, packing of swivels, changing of pump parts, slipping lines, drill string and certification inspections, shall not be considered as maintenance for purposes of this Paragraph 7.5. Contractor will use due diligence in effecting such repairs, replacements or maintenance in a good and workmanlike manner and will use its best efforts to familiarize itself with the location of rentable replacements for Contractor's Items.

7.6      Force Majeure Rate

The Force Majeure Rate specified in Appendix A will be payable during any period in which operations are not being carried on because of Force Majeure as defined in Paragraph 13.3, including periods required to repair damage caused by a Force Majeure event. However, should an event of Force Majeure continue in existence for a period of ninety (90) days, then no day rate shall be payable for the period after such ninety (90) days and either Contractor or Operator shall have the right to terminate this Contract at any time thereafter.

7.7      Moving Rate

Contractor shall be paid a Moving Lump Sum amount as per Appendix A for each move of the Drilling Unit from one well to another, provided that the well site is prepared and ready and the following equipment is provided by Contractor to assist in the Drilling Unit move: 2 cranes (minimum lifting capacity of 40 tons each), 2 cranes (minimum lifting capacity of 16 tons each), 3 trailers of which at least one has a minimum hauling capacity of 50 tons. In case this equipment is not provided by Contractor, Operator shall procure the same, deduct any costs and expenses associated therewith from the Moving Lump Sum, and pay the remainder to Contractor for each move of the Drilling Unit from one well to another. This clause applies to the first rig move from its current location to the first well, as well as all subsequent rig moves.

7.8      Standby Rate Without Crews

The Standby Rate Without Crews shall be the rate so stated in Appendix A. The Standby Rate Without Crews will be payable when:

(a) during any period after the Commencement Date that the Drilling Unit is undergoing periodic inspections required for the maintenance of any Certification or Classification Certificates, but only from the date the drilling crew has been demobilized; and

(b) during any period when operations are suspended to repair the Drilling Unit or other Contractor's Items due to blow out, fire, cratering, shifting or punch through at a drilling location, obstacles or obstructions or the consequences thereof, but only from the date the drilling crew has been demobilized.

7.9      Additional Equipment and Tools Rental Rates

As specified in Appendix D, Contractor shall provide fishing, casing handling, and other tools and Operator shall pay to Contractor a daily rate when such tools are used by Operator on a Standby or Operating Rate basis. The daily Standby and Operating Rates are specified in Appendix A. Appendix D also includes various additional items of equipment and rental tools to be provided by Contractor and paid for by the Operator. The provision of such items is subject to the written agreement of the Operator based upon quotations supplied by the Contractor.

ARTICLE VIII
PAYMENTS

8.1      Monthly Invoices

Subject to Paragraph 8.5, Contractor shall bill Operator at the end of each month, for all daily charges and other charges earned by Contractor during such month. Billings for daily charges will reflect details of the time spent (calculated to the nearest hour) and the rate charged for that time. Billings for other charges will be accompanied by invoices and other documentation supporting costs incurred for Operator or other substantiation as reasonably required by Operator. The VAT shall be charged in accordance with the taxation laws of the Republic of Kazakstan.

8.2      Payment

Operator shall pay all invoices within thirty (30) days after the receipt thereof except that if Operator disputes an item invoiced, Operator shall within twenty (20) days after receipt of the invoice notify Contractor of the amount disputed, specifying the reason therefor, and payment of the disputed amount may be withheld until settlement of the dispute, but payment shall be made of any undisputed portion. Contractor shall have the right, upon ten (10) days prior written notice, to terminate this Contract if Operator fails or refuses to timely pay Contractor undisputed amounts due and owing to Contractor. Such termination by Contractor shall not change Operator's obligation to pay to Contractor any amounts of money already due, as well as the appropriate demobilization fee under this Contract.

8.3      Manner of Payment

All payments due by Operator to Contractor hereunder shall be made by wire transfer or as otherwise agreed to Contractor's bank account which is specified in Appendix A. Notwithstanding anything to the contrary in this Contract, including this Article 8.3, Contractor may by written instruction direct payments to be made by Operator pursuant to this Contract to third parties, including, without limitation, Contractor's subcontractors.

8.4      Currency

All payments will be made in U.S. dollars, unless otherwise mutually agreed by the Parties.

8.5      Payment Security

(a) Notwithstanding anything in Paragraphs 8.1 and 8.2 to the contrary, for a period of one year after the Commencement Date, Contractor may bill Operator on the first and fifteenth day of every month, for all daily charges and other charges earned by Contractor during such period. Operator shall pay all such bills within five (5) days after the receipt thereof except that if Operator disputes an item billed, Operator shall within three (3) days after receipt of the bill notify Contractor of the amount disputed, specifying the reason therefor, and payment of the disputed amount may be withheld until settlement of the dispute, but payment shall be made of any undisputed portion; provided, however, any such charges billed above the operating rate (or applicable standby rate) shall be subject to the standard thirty (30) day payment terms as set forth in Paragraph 8.2.

(b) Six (6) months after the Commencement Date, the Mobilization Fee shall be off-set and recovered from any invoices or billings delivered by Contractor after such date. For the avoidance of doubt, all invoice and billings delivered during such six month (6) period will be paid on a timely basis in accordance with this Article VIII, and only after the expiration of said six (6) month period will invoices and billings be off-set and recovered from the Mobilization Fee.

(c) Nothing in this Paragraph 8.5 shall be construed or interpreted so as to negate Operator's right to dispute all or any portion of any invoice or billing delivered by Contractor under this Contract.

ARTICLE IX
LIABILITY

9.1      Equipment or Property

Except as specifically provided herein to the contrary, each Party hereto shall at all times be responsible for and hold harmless and indemnify the other Party from and against damage to or loss of its own and its subcontractor's equipment or property. Except to the extent that the proceeds from Contractor's insurance as made available to Contractor do not compensate Contractor therefor, Operator shall be responsible for and shall hold harmless and indemnify Contractor for loss or destruction of or damage to Contractor's drill pipe, drill collars, subs, reamers, bumper subs, stabilizers and other in-hole equipment when such equipment is being used in the hole below the rotary table, normal wear excepted. Abnormal wear and/or damage for which Operator shall be responsible hereunder shall include, but not be limited to, wear and/or damage resulting from the presence of H2S or other corrosive elements in the hole including those introduced into the drilling fluid, excessive wear caused by sandcutting, damage resulting from excessive or uncontrolled pressure such as those encountered during testing, blow-out, or in a well out of control, excessive deviation of the hole from vertical, dog-leg severity, fishing, cementing or testing operations, and from any unusual drilling practices employed at Operator's request. Operator's responsibility for such abnormal wear and/or damage as referred to herein shall include abnormal wear and/or damage to Contractor's choke hoses and manifolds, blow-out prevention and other appurtenant equipment. Operator shall pay the cost of repairing damaged equipment if repairable. In the case of equipment lost, destroyed or damaged beyond repair, Operator shall reimburse Contractor an amount equal to the then current replacement cost of such equipment delivered to the Drilling Unit.

9.2      The Hole

In the event a hole is lost or damaged from causes other than the gross negligence of Contractor, Operator shall be responsible for and hold harmless and indemnify Contractor from such damage to or loss of the hole, including all downhole property therein.

9.3      Contractor's Personnel

Contractor shall be responsible for and hold harmless and indemnify Operator from and against all claims, demands and causes of action of every kind and character arising in connection herewith in favor of Contractor's employees, or Contractor's subcontractors or their employees, or Contractor's invitees, on account of bodily injury, death or damage to property.

9.4      Operator's Personnel

Operator shall be responsible for and hold harmless and indemnify Contractor from and against all claims, demands, and causes of action of every kind and character arising in connection herewith in favor of Operator's employees, or Operator's other contractors (excluding Contractor hereunder) or their employees, or Operator's invitees, on account of bodily injury, death or damage to property.

9.5      Pollution and Contamination

Notwithstanding anything to the contrary contained herein, the responsibility for pollution or contamination shall be as follows:

(a) Contractor shall be responsible for and hold harmless and indemnify Operator for control and removal of pollution or contamination which originates above the surface of the ground, including, without limitation, spills of fuels, lubricants, motor oils, water base drilling fluid and attendant cuttings, pipe dope, paints, solvents, ballast, bilge and garbage.

(b) Operator shall be responsible for and hold harmless and indemnify Contractor against all claims, demands, and causes of action of every kind and character (including control and removal of the pollutant involved) arising directly from all pollution or contamination, other than that described in Paragraph 9.5 (a), which may occur from the negligence of Contractor or as a result of operations hereunder, including, but not limited to, that which may result from fire, blow-out, cratering, seepage or any other uncontrolled flow of oil, gas, water or other substance, as well as the use or disposition of lost circulation and fish recovery materials and fluids, oil emulsion, oil base or chemically treated drilling fluids other than water base drilling fluid.

(c) In the event a third party commits an act or omission which results in pollution or contamination for which either the Contractor or Operator for whom such Party is performing work is held to be legally liable, the responsibility therefor shall be considered, as between the Contractor and Operator, to be the same as if the Party for whom the work was performed had performed the same and all of the obligations and limitations set forth in Paragraphs 9.5 (a) and (b), shall be specifically applied.

9.6      Debris Removal and Cost of Control

Operator shall be responsible for and hold harmless and indemnify Contractor for the cost of removal of debris including the Drilling Unit. Operator shall also be responsible for and hold harmless and indemnify Contractor for the cost of regaining control of any wild well, unless caused by gross negligence of the Contractor, in which case the Contractor is fully responsible.

9.7      Underground Damage

Operator shall be responsible for and hold harmless and indemnify Contractor for any and all claims resulting from operations under this Contract on account of injury to, destruction of, or loss or impairment of production or any property right in or to oil, gas or other mineral substance or water, if at the time of the act or omission causing such injury, destruction, loss or impairment, said substance had not been reduced to physical possession above the earth's surface, and for any loss or damage to any formation, strata, or reservoir beneath the earth's surface.

9.8      Consequential Damages

Neither Party shall be liable to the other for, and each Party shall hold harmless and indemnify the other against, special, indirect of consequential damages resulting from or arising out of this Contract, including, without limitation, loss of profits, loss of use or business interruptions, however same may be caused; provided, however, the forgoing limitations shall not apply to any Party that breaches this Contract.

9.9      Indemnity Obligation

(a) The Parties intend and agree that the phrase "be responsible for and hold harmless and indemnify" in Paragraphs 6.5 and this Article IX mean that the indemnifying Party shall indemnify, hold harmless and defend (including payment of reasonable attorney's fees and costs of litigation) the indemnified Party from and against any and all claims, demands, causes of action, damages, judgements and awards of any kind or character, without limit and without regard to the cause or causes thereof, including pre-existing conditions, whether such conditions be patent or latent, breach of warranty (express or implied), strict liability, or the negligence of any person or persons, including that of the indemnified Party, whether such negligence be sole, joint or concurrent, active or passive.

(b) The indemnifying Party's obligations contained in this Contract shall also extend to the indemnified Party and its Affiliated Companies and the officers, directors, employees, agents, owners, shareholders and insurers of each and to actions in rem or in personam.

(c) The terms and provisions of Paragraphs 6.5 and this Article IX shall have no application to claims or causes of action asserted against Operator or Contractor by reason of any agreement of indemnity with a person or entity not a party hereto.

ARTICLE X
INSURANCE

10.1     Contractor's  Insurance

Contractor shall carry and maintain insurance coverage of the type and in the amounts set forth in Appendix E at the sole cost of Contractor. All references in this Contract to "insurance" of Contractor shall mean such insurance as set forth in Appendix E. Furthermore, Contractor will be liable for the statutory insurance levied in the Republic of Kazakhstan and for the insurance premiums for its personnel.

10.2     Certificates

Contractor will furnish Operator within ten (10) days after this Contract is signed with certificates indicating that the required insurances is in full force and effect and that the same shall not be cancelled or materially and adversely changed without ten (10) days written notice to Operator.

10.3     Subrogation

For liabilities assumed hereunder by Contractor, its insurance shall be endorsed to provide that the underwriters waive their right of subrogation against Operator, Operator's client pursuant to any binding contract, agreement or understanding between Operator and its client, and its or their Affiliated Companies and co-venturers, representatives, agents, officers, directors and employees of each of the foregoing.

10.4     Additional Insured

Contractor shall name Operator and Operator's client pursuant to any binding contract, agreement or understanding between Operator and its client as an additional insured, where permitted, under its policies of insurance, but only with respect to liabilities assumed by Contractor under this Contract.

ARTICLE XI
SUBLETTING AND ASSIGMENT

11.1     Subcontracts

Operator may employ other contractors to perform any of the operations or services to be provided or performed by it. Contractor may employ other contractors to perform any of the operations or services to be provided or performed by it with the prior written consent of Operator. Use of subcontractors by Contractor shall not relieve Contractor from any liability or obligation under this Contract.

11.2     Assignment

Neither Party may assign this Contract to anyone without the prior written consent of the other Party, and prompt written notice of any such intent to assign shall be given to the other Party. In the event of such assignment, the assigning Party shall remain liable to the other Party as a guarantor of the performance by the assignee of the terms of this Contract. If any assignment by Operator is made that increases Contractors' financial burden, except for any assignment by Contractor, Contractors' compensation shall be adjusted to give effect to any increase in Contractors' operating costs or taxes.

ARTICLE XII
NOTICES

12.1     Notices

Notices, reports and other communications required by this Contract to be given or sent by one Party to the other shall be delivered by hand, mailed, telexed, or telecopied to the address as specified in Appendix A. Either Party may by notice to the other Party change its address. Notice shall be effective upon receipt.

ARTICLE XIII
GENERAL

13.1     Confidential Information

Upon written request of Operator, all information relating to the well obtained by Contractor in the conduct of operations hereunder shall be held confidential by Contractor who will use the same degree of care it uses in safeguarding its own confidential information.

13.2     Attorney's Fees

If this Contract is placed in the hands of attorney for collection of any sums due hereunder, or suit is brought on same, or sums due hereunder are collected through bankruptcy or arbitration proceedings, then the winning Party shall be entitled to recover reasonable attorney's fees and costs.

13.3     Force Majeure

Except as otherwise provided in this Paragraph 13.3, each Party to this Contract shall be excused from complying with the terms of this Contract, except for the payment of monies when due and the honoring of indemnities, if and for so long as such compliance is hindered or prevented by riots, strikes, wars (declared or undeclared), insurrection, rebellions, terrorist acts, civil disturbances, dispositions or order or injunctions of any governmental authority, whether such authority be actual or assumed, acts of God or adverse weather conditions, inability to obtain equipment, supplies or fuel, or by any act or cause (other than financial distress or inability to pay debts when due) which is reasonably beyond the control of such Party, such cause being herein sometimes called "Force Majeure." In the event that either Party hereto is rendered unable, wholly or in part, by any of these causes to carry out its obligations under this Contract, such Party shall give notice and details of Force Majeure in writing to the other Party as promptly as possible after occurrence. In such cases, the obligations of the Party giving notice shall be suspended during the continuance of any inability so caused except that Operator shall be obliged to pay to Contractor the Force Majeure Rate provided for in Paragraph 7.6.

13.4     Right to Audit

For a period of three years from termination of the Contract, Contractor shall keep proper books, records and accounts of operation hereunder and shall permit Operator at all reasonable times to inspect the portions thereof related to any variation of the rates hereunder and charges for reimbursable items.

13.5     Compliance with Laws

Each Party hereto agrees that all conventions, treaties, laws, statutes, rules, regulations and ordinances of any foreign, federal, state or local government or quasi-governmental authority which are now or may become applicable to that Party's operations covered by or arising out of the performance of this Contract will apply. In the event any provision of this Contract is inconsistent with or contrary to any applicable treaty law, rule, regulation or ordinance, said provision shall be modified to the extent required to comply with said treaty law, rule, regulation or ordinance upon mutual signing of the Parties, and as so modified said provision and this Contract shall continue is full force and effect. If any act or omission by Contractor in response to Operator's explicit instruction violates such law, Operator shall indemnify Contractor for any consequences thereof. In no event however, will either Contractor or Operator be requested or required to violate any treaty law, rule, regulation or ordinance of their respective countries of incorporation or organisation.

13.6     Waivers

It is fully understood and agreed that none of the requirements of this Contract shall be considered as waived by either Party unless the same is done by writing, and then only by the persons executing this Contract, or other duly authorised agent or representative of the Party.

13.7     Entire Agreement

This Contract supersedes and replaces any oral or written communications heretofore made between the Parties relating to the subject matter hereof.

13.8     Inurement

This Contract shall inure to the benefit of and be binding upon the successors and assignees of the Parties.

13.9     Resolution of the Disputes

Any dispute, controversy or claim arising out of or in relation to or in connection with this Contract, including, without limitation, any dispute as to the construction, interpretation, enforceability, validity or breach of this Contract shall be executed and finally settled by arbitration, and any Party must submit such a dispute, controversy, or claim to arbitration.

Any single arbitrator shall be appointed by unanimous consent of the Parties, if the Parties, however cannot reach an agreement on an arbitrator within thirty
(30) days of the submission of a Notice of Arbitration, the appointing authority shall be the International Chamber of Commerce, London, the United Kingdom, which shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. Unless otherwise expressly agreed in writing by the Parties to the arbitration proceedings:

(a)  the arbitration proceedings shall be held in London, the United Kingdom;

(b)  the arbitrator shall be and remain all times wholly and impartial; and

(c) the arbitration proceedings shall be conducted in accordance with the International Chamber of Commerce procedural rules then in effect.

(d) Any procedural issues not determined under the arbitral rules selected pursuant to this Contract shall be determined by the laws of England, other than those laws which would refer the matter to another jurisdiction.

(e) Each Party shall be responsible for its own costs of the arbitration proceedings (including attorney fees and costs).

(f) Judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction hereof.

13.10    Labor Practices/Health and Safety Guidelines

Contractor shall not take any actions to prevent its employees from lawfully exercising their right of association and their right to organize and bargain collectively. Contractor shall not interfere with or coerce any of its employees on the basis of trade union activities or membership. Contractor shall not take any action on the basis of such activities or membership which may result in the termination, suspension, demotion, or transfer of said employee. Contractor shall perform all Work in accordance with occupational health and safety standards that meet or exceed the World Bank Environment, Health and Safety Guidelines for Onshore Oil and Gas Development, dated May 12, 1994 ("World Bank Guidelines"). Contractor shall allow its employees to avoid or remove themselves from dangerous work situations without jeopardy to continued employment. Contractor shall observe applicable laws relating to a minimum age for employment of children, acceptable conditions of work with respect to minimum wages, hours of work, and occupational health and safety, and not to use forced labor.

13.11    Environmental Compliance

Contractor represents and warrants that the Work shall be performed in compliance, in all material respects, with the more stringent of the regulations of the Republic of Kazakhstan or the World Bank Guidelines. In addition, Contractor shall:

(a) deliver to Operator, within forty five (45) days following the end of any well drilled hereunder, reports summarizing the environmental performance of all Work pertaining to such well. Such reports shall provide Operator with sufficient information to evaluate the performance of such Work with respect to environmental protection and shall include summaries of the following:

(i) the result of environmental monitoring or sampling activity,

(ii) accidents impacting the environment or resulting in the loss of life, and

(iii) environmental deficiencies identified by the local environmental regulatory authorities and any remedial actions taken;

(b) comply and cause all subcontractors and other authorized persons performing Work or having access to the drill site to comply with and implement, in all material respects, the wellfield practices and mitigation measures specified in the "Environmental Impact Assessment," dated October 30, 1995, which will be provided by Operator to the Contractor; and

(c) submit to Operator any material environmental reports or documents concerning the Work that are prepared under the Contractor's direction. The environmental reports submitted to Operator under this requirement shall include, but shall not be limited to the following:

(i) results of any environmental audits,

(ii) a final version of the emergency response/spill contingency plans, and

(iii) any supplemental environmental studies completed in order to satisfy the regulatory requirements of the Republic of Kazakhstan.

IN WITNESS THEREOF THE PARTIES HAVE EXECUTED THIS CONTRACT ON THE DAY AND YEAR FIRST ABOVE WRITTEN.

         OPERATOR:

CLOSED TYPE JSC KARAKUDUKMUNAY


         WITNESS:
         /s/ Richard J. Moore
         ---------------------------------------



BY:      /s/ Nikolai D. Klinchev
         ---------------------------------------
TITLE:  General Director

         CONTRACTOR:

DRILLING SERVICE COMPANY "KAZAKHOIL DRILLING" LTD.


WITNESS:

-----------------------------------------

BY:      Amangeldy Tlegenov
         -----------------------------------------
TITLE:

APPENDIX A



Para Nos.:

1.1(f)   Operating Area: Mangistau Region, Republic of   Kazakhstan

1.1(g)   Operating Base: Mangistau Region, Republic of Kazakhstan

1.7      Governing Law: The Laws of England.

2.2      Duration: Two (2) years from Commencement Date under this Contract.

2.3(a) Termination: Two (2) years from Commencement Date under this Contract or on completion of any well in progress on that date.

2.3(b)   Demobilization Location: Operator's last well location in the Operating
Area.

2.4 Option Term: Well-by-well or yearly basis, at the agreement of the Operator and the Contractor.

Renewal Notice:  Ninety (90) days before termination of the initial term

Deadline for Mutual Agreement: Forty Five (45) days before termination of initial term

5.3 Maximum Well Depth: 3,200 meters with 41/2 inch drill pipe; provided, however, deeper wells can be drilled using 3 1/2 inch drill pipe.

6.1 Handling Charge: Seven and a half (7.5%) Percent, payable with respect to equipment only

7.2(a)   Mobilization Fee:          $ 200,000

7.2(b)   Demobilization Fee:        $ 250,000

7.3      Operating Rate:   $ 12,100 per day

7.4      Standby Rates With Crews:  $ 12,100 per day

7.5      Repair Rate:      $ 12,100 per day, payable for the first 24 hrs, only
in any month in which the Drilling Rig is being repaired

7.6      Force Majeure Rate:        $ 9,000 per day

7.7      Moving Lump Sum Amount     $ 40,000

7.8      Standby Rates Without Crews:  $  5,000  per day up to 60 days
                                       $  7,500 per day from 60 to 120 days.
                                       $  9,500 per day from and after 121 days

7.9 Fishing Tools Daily Rate: Standby Rate $100 per day; Operating Rate $250 per day

Other tools and equipment including but not limited to Spider, Elevators, spare slips and ECCEL Tong Daily Rate according to the list agreed upon by the Parties

8.2 Interest Rate on Late Payments LIBOR plus 2%.

8.3      Address for Payment                         Account No. 467677

RNN 151000018644

         MFO 191201601
         Corresponding account 600641101
         Code 600164601
         Narodny Bank, Atyrau

12.1     Address for Notices:

Operator:                           JSC KARAKUDUKMUNAY Microdistrict
                                    3 Building 82 Aktau, Republic of Kazakhstan

Contractor:       Drilling Service Company "Kazakhoil Drilling" Ltd.,
466412, Atyrau, Birlik village

13.5     Country of Legal Jurisdiction: England

13.10    Value of Contractor's Unit and equipment: U.S.$ 5,500,000

APPENDIX B

DRILLING UNIT AND EQUIPMENT TO BE PROVIDED BY CONTRACTOR

1. GENERAL



1.1. DRAWWORKS

Make                                         KREMCO

Nominal Rating                               900 hp

Depth rating                                 10,500' (4 1/2 D.P.)

Drilling Line                                1-1/8"

Sandline                                          NIL

Drive                                        (2) CATERPILLAR 3408

Catheads                                     VARCO

Auxiliary Brake                              DRECO SR 23

Brake Cooling System                         Closed loop with antifreeze fluid

Crown Saver                                  Yes

Automatic Driller                                 NIL



1.2. ENGINE GENERATOR

Quantity                                     2

Make                                         CATERPILLAR

Model                                        3412

Horsepower Rating                            950 hp

Speed                                        1,500 rpm

1.3. AC GENERATOR

Quantity                                     2

Make                                         CATERPILLAR (KATO)

Model                                        SR-4

Amperes                                      1162 A

Voltage                                      600 V

KW, per unit                                 350 kW



1.4. MAST

Make                                         KREMCO

Model                                        K-1 18-370

Height                                       118 ft

Base Height                                  10 ft

Rated Hook Load                              370,000  Ibs on 10 lines

Casing Stabbing Board                        Yes

Wireline Anchor                              DRECO D45

Racking Boards Height                        54'



1.5. CROWNBLOCK

Make                                         KREMCO

Model                                        5407-1034

Capacity                                     370,000 Ibs on 10 lines

No. Of Sheaves x Dia.                        5x30" - 1 x36" - 1 x20"

Grooved for Line                             1-1/8"

1.6. SUBSTRUCTURE

Make                                         KREMCO

Model                                        16-370

Nominal Height                               16'

Casing Capacity                              350,000 lbs.

Setback Capacity                             350,000 IBS



1.7. HOOK BLOCKS

Make                                         NATIONAL OILWELL

Model                                        540-G-250-8C

Load Rating                                  250 ton

No. Of Sheaves x Dia.                        5x40"

Grooved for Line                             1-1/8"



1.8. CARIER

Make                                         KREMCO

Model                                        K-1000

Drive                                        (2) CATERPILLAR 3408 diesel engine

Transmission                                 (2) ALLISON CLT -5961

Leveling Jacks                               (2) Hydraulic



1.9. ROTARY TABLE

Make                                         NATIONAL OILWELL

Model                                        C-275

Static Load rating                          500 ton

Table opening                                27-1/2"

Max. Rec. Table Speed                        150 RPM



1.10. KELLY BUSHING

Make                                         VARCO

Model                                        square

Size                                         4 1 /4"

Kelly                                        4 1 /4"



1.11. SWIVEL

Make                                         NATIONAL

Model                                        P-200

Comparative Bead Load rating                 200 ton

Maximum W. P.                                5,000 psi



1.12. KELLY SPINNER

Make                                         WEATHERFORD

Model                                        KS 1500 AB

Continuous Torque                            825 ft - Ibs

Speed                                        160 rpm



1.13. PIPE SPINNER

Make                                         WEATHERFORD

Model                                        550A (pneumatic)

Max. Torque                                  600 - 1250 ft - Ibs

1.14. WATER TANK

Quantity                                     1

Capacity                                     300 bbl

Pumps                                        (2) MISSION MAGNUM 3x2x13 (13")



1.15. FUEL TANK

Quantity                                     1

Capacity                                     12,000 gal

Pumps                                        (2) HALCO



1.16. AIR COMPRESSORS

Quantity                                     2

Make                                         INERSOLL - RAND

Model                                        300/30T

Working Pressure                             120 PSI

Powered by                                   50 hp electronic motor



1.17. AIR COMPRESSOR (COLD START)

Quantity                                     1

Make                                         INERSOLL - RAND

Model                                        7100/30T

Working Pressure                             120 PSI

Powered by                                   LISTER - PETTER diesel motor

2. MUD SYSTEM



2.1. SHALE SHAKER TANK

Dimensions LxWxH                             36'x9'x6.6'

Capacity                                     315 bbl

Agitators                                    (2) BRANDT MA-15

Driven by                                    15 hp electric motor



2.2 INTERMEDIATE TANK

Dimensions LxWxH                             36'x9'x6.6'

Capacity                                     315 bbl

Agitators                                    (3) BRANDT MA-15

Driven by                                    15 hp electric motor



2.3. SUCTION TANK

Dimensions LxWxH                             36'x9'x6.6'

Capacity                                     315 bbl

Agitators                                    (2) BRANDT MA-15

Driven by                                    15 hp electric motor

2.4. TRIP TANK

Dimensions LxWxH                             16'x8'x5'

Capacity                                     120 bbl

Pump                                         (1) MISSION MAGNUM 3x2x13



2.5. SHALE SHAKER

Quantity                                     1

Make                                         BRANDT

Model                                        DUAL TANDEM

Screens                                      set



2.6. DESANDER

Quantity                                     1

Make                                         BRANDT

Model                                        SRC-2

Cones                                        2x12"



2.7. MUD CLEANER

Quantity                                     1

Make                                         BRANDT

Model                                        MC-12

Cones                                        12X4"



2.8. DEGASSER

Make                                         BRANDT

Model                                        DG-10

2.9. MUD PUMPS

Quantity                                     2

Make                                         NATIONAL OILWELL

Model                                        A-850 PT

Nominal Rating                               850 hp

Type                                         Triplex

Liner Size                                   5" - 7 3/4"

Stroke                                       9" - 150 SPM max

Pulsation Dampener                           HYDRIL K20-5000

Working Pressure                             5,000 psi

Relief Valve                                 OTECO 2"

Pumps Supercharge                            (2) MISSION MAGNUM 6x5x14 (11-1/2")

Pump Drive                                   (2) CATERPILLAR 3512 diesel engine



2.10. MUD LINES HIGH PRESSURE

Discharge

Vibrator Hose                                TAURUS 4"

Kelly Hose                                   3"

Standpipe Manifold                           (1)

Working Pressure                             5,000

Test Pressure                                7,500

2.11. MUD MIX SKID

Location

Mixers                                       2

Pumps                                        (2) MISSION MAGNUM 6x5x14



2.12. TUBULARS

4 1/2" drill string                         450 JTS (350 jts G + 100 jts E)

5" HWDP                                     8 JTS

9 1/2" D.C.                                 6 ea.

8" D.C.                                     12 ea.

6 1/2" D.C.                                 40 ea.



2.13. CROSS OVERS

4" I F x box 4 1 /2" I F                    5

6 5/8" Reg x box 4" I F                     3

7 5/8" Reg x box 6 5/8" Reg                 3

7 5/8" Reg x box 7 5/8" Reg                 3

6 5/8" Reg x box 6 5/8" Reg                 3

4 1 /2" Reg x box 4" I F                    3

4 1/2" IFxbox4"IF                           2

6 5/8" Reg x box 4 1 /2" I F                2

4"IFxbox4"IF                                2

2.14. ELEVATORS

4 1 /2' D P.                                3 sets

6 1 /2" DC                                  3 sets

8" DC                                       2 sets

9 1 /2" DC                                  2 sets



2.15. SLIPS

4 1/2' DP                                   3 sets

6 1 /2" DC                                  3 sets

8" DC                                       2 sets

9 1 /2" DC                                  2 sets



2.16. FISHING TOOLS

Complimentary of over shots according to specification 2.20.



INSIDE BOP

Full opening x 4 1/2" DP                    2

Float Type x 4 1/2" DP                      2



2.17. BOP EQUIPMENT

Annular preventer 13                        5/8 x 5000 PSI

Double RAM (Pipe & Blind)                   13 5/8 x 5000 PSI

Mud Cross                                   13 5/8 x 5000 PSI

Choke Line w/HCR valve

Manual valve F/Choke Line

Manual valve F/Kill Line

Closing Unit (6 station)

Choke manifold



2.19.

Company Man Office - 40'                    1

Toolpusher Office - 40'                     1

Shift Changing Room - 20'                   1

2.20 LIST OF FISHING TOOLS
--------------------------------------------------------------------------------


No      FISHING TOOLS
--------------------------------------------------------------------------------
1       BOWEN Overshot 7-3/4" OD, w/c 4-1/2" IF                         1 set


        With:
        6-3/8" OD Spiral Grapples                                       1 pc
        6-3/8" OD Type A Packers                                        1 pc

        6-5/8" OD Spiral Grapples                                       1 pc
        6-5/8" OD Type A Packers                                        1 pc

        6-1/2" OD Spiral Grapples                                       1 pc
        6-1/2" OD Type A Packers                                        1 pc

        6-1/4" OD Spiral Grapples                                       1 pc
        6-1/4" OD Type A Packers                                        1 pc

        Spiral Grapple Controls                                         1 pc

        5" OD Basket Grapples                                           1 pc
        5" OD Mill Control Panel                                        1 pc
        5" Inner Seal                                                   1 pc
        5" Outer Seal                                                   1 pc

        4-1/2" OD Basket Grapples                                       1 pc
        4-1/2" OD Mill Control Panel                                    1 pc
        4-1/2" Inner Seal                                               1 pc
        4-1/2" Outer Seal                                               1 pc
2       BOWEN Oil Jar,,Z" 6-1/4" OD, w/c 4-1/2 IF                       1 pc
3       BOWEN Intensifire 6-1/4" OD, w/c 4-1/2 IF                       1 pc
4       BOWEN Fishing Bumper Sub 6-1/4" OD, w/c 4-1/2 IF                1 pc
5       Junk Basket for 12-1/4" well, w/c 6-5/8" Reg                    1 pc
6       Junk Basket for 7-7/8" well, w/c 4-1/2" IF                      1 pc
7       Taper Tap 3" - 4-3/4" OD, w/c 6-5/8" Reg                        1 pc
8       Taper Tap 3-1/4" - 4-3/4" OD w/c 4-1/2" IF                      1 pc
9       Taper Tap 2-3/16" - 3-11/16" OD, w/c 3-1/2" IF                  1 pc
10      Junk Mill for 7-7/8" well, w/c 4-1/2" Reg                       1 pc
11      Junk Mill for 12-1/4" well, w/c 6-5/8" Reg                      1 pc
12      Junk Mill for 17-1/2" well, w/c 6-5/8" Reg                      1 pc
--------------------------------------------------------------------------------

2.21 FORKLIFT

Made                                                 CATERPILLAR

Capacity                                             20 000 Ibs



APPENDIX  C

PERSONNEL TO BE PROVIDED BY CONTRACTOR
POSITION NATIONALITY                               ON/OFF         TOTAL             ROTATION


Rig or office Manager          Ex-Pat              1/1            2                 35/35

Tool pusher                    Ex-Pat              1/1            2                 35/35

Tower pusher                   Ex-Pat              1/1            2                 35/35

Driller                        Ex-Pat              2/2            4                 35/35

Mechanic                       Ex-Pat              1/1            2                 35/35

Electrician                    Ex-Pat              1/1            2                 35/35

Office Personnel             Kazakstan                            as necessary



----------------------------------------------------- -------------- -----------
Position                 Nationality    On/Off        Total          Rotation
--------------------------------------------------------------------------------
KO-D Representative      Kazakstan      1/1           2              16/16
--------------------------------------------------------------------------------
Assistant Driller        Kazakstan      4/4           8              16/16
--------------------------------------------------------------------------------
Derrick Man              Kazakstan      2/2           4              16/16
--------------------------------------------------------------------------------
Floor Man                Kazakstan      2/2           4              16/16
--------------------------------------------------------------------------------
Roustabout               Kazakstan      4/4           8              16/16
--------------------------------------------------------------------------------
Forklift Operator        Kazakstan      1/1           2              16/16
--------------------------------------------------------------------------------
Mechanic                 Kazakstan      1/1           2              16/16
--------------------------------------------------------------------------------
Motor Man                Kazakstan      2/2           4              16/16
--------------------------------------------------------------------------------
Electrician              Kazakstan      1/1           2              16/16
--------------------------------------------------------------------------------
Welder                   Kazakstan      1/1           2              16/16
--------------------------------------------------------------------------------

TOTAL                                   19/19         38
-------------------------------------------------------------------------------


Please note: Job descriptions are for guidance. All rig workers will be deployed to assist in rig operations as necessary and as designated by the Drilling Manager of KKM.

APPENDIX D

EQUIPMENT, CONSUMABLES, SERVICES AND PERSONNEL
FURNISHED BY CONTRACTOR OR OPERATOR

The equipment, machinery, tools, materials supplies, instruments, services and labor listed as follows and designated with the following numbers, denote which party to contract shall provide such items on location and at their expense.

                                                                      Category
Provided by CONTRACTOR; paid for by CONTRACTOR                           1
Provided by CONTRACTOR; paid for by OPERATOR plus handling charge        2
(Handling charge is schedule in Appendix A
Provided by CONTRACTOR; paid for by OPERATOR without handling charge     3


Provided by OPERATOR paid for by OPERATOR                                4


Items provided by Contractor at the expense of Operator shall be reimbursed at landed costs on location, upon receipt at Contractor's warehouse plus the handling charge where applicable. The provision of such items are subject to the written agreement of the Operator based upon quotations supplied by the Contractor.

---------- ------------------------------------------------------------------------------------------ ---------------
           Description                                                                                Supplied by
Item
---------- ------------------------------------------------------------------------------------------ ---------------
1          Contractor's Equipment as set forth in Appendix B                                          1
---------- ------------------------------------------------------------------------------------------ ---------------
2          Except as otherwise specified, maintenance and repair, including repair and including      1
           repair parts, of Contractor's Equipment
---------- ------------------------------------------------------------------------------------------ ---------------
3          Blow-out preventer spare parts and consumable rubber products                              3*
---------- ------------------------------------------------------------------------------------------ ---------------
4          Choke manifold spare parts and consumable rubber products                                  3*
---------- ------------------------------------------------------------------------------------------ ---------------
5          Shale shaker screens                                                                       3*
---------- ------------------------------------------------------------------------------------------ ---------------
6          Fishing tools and replacements                                                             3*
---------- ------------------------------------------------------------------------------------------ ---------------
7          Desander consumables                                                                       3*
---------- ------------------------------------------------------------------------------------------ ---------------
8          Desilter consumables                                                                       3*
---------- ------------------------------------------------------------------------------------------ ---------------
9          Required licenses, permits and clearances to enter upon and depart from Area of            4
           Operations.
---------- ------------------------------------------------------------------------------------------ ---------------
10         Fuel for Contractor's and Operator's equipment                                             4
---------- ------------------------------------------------------------------------------------------ ---------------
11a        Grease, cleaning solvents, and hydraulic fluid for Contractor's equipment                  1
---------- ------------------------------------------------------------------------------------------ ---------------
11b        Lubricants and Oil.                                                                        4
---------- ------------------------------------------------------------------------------------------ ---------------
12         Casing & tubing thread lubricants, oils, greases, lubricants and hydraulic fluid for       4
           Operator's equipment
---------- ------------------------------------------------------------------------------------------ ---------------
13         Drill pipe thread dope BOP control fluid                                                   1
---------- ------------------------------------------------------------------------------------------ ---------------
14         Rubber drill pipe casing protectors, if required by the Operator                           4
---------- ------------------------------------------------------------------------------------------ ---------------
15         Drill pipe wipers                                                                          1
---------- ------------------------------------------------------------------------------------------ ---------------
                                                               D-1



16         Drilling bits                                                                              4
---------- ------------------------------------------------------------------------------------------ ---------------
17         Reamer and H.O. Cutter and Stabilizer blades, drilling safety joints, drilling jars,       4
           including replacement parts
---------- ------------------------------------------------------------------------------------------ ---------------
18         Core heads, core barrels, handling tools and coring services                               4
---------- ------------------------------------------------------------------------------------------ ---------------
19         Swab rubbers and swab tubing                                                               4
---------- ------------------------------------------------------------------------------------------ ---------------
20         Cement and additives                                                                       4
---------- ------------------------------------------------------------------------------------------ ---------------
21         Mud products                                                                               4
---------- ------------------------------------------------------------------------------------------ ---------------
22         Chemicals                                                                                  4
---------- ------------------------------------------------------------------------------------------ ---------------
23         Storage house items 20,21 and 22                                                           4
---------- ------------------------------------------------------------------------------------------ ---------------
24         a Additional equipment like casing, handling equipment for 2-7/8 inch tubing, cementing 2/4** heads for casing program , power tong
---------- ------------------------------------------------------------------------------------------ ---------------
24 b       Welding consumables as used on Contractor's equipment                                      1
---------- ------------------------------------------------------------------------------------------ ---------------
25         Casing, liner, accessories and casing running services                                     4
---------- ------------------------------------------------------------------------------------------ ---------------
26         Tubing and accessories                                                                     4
---------- ------------------------------------------------------------------------------------------ ---------------
27         Drinking water.                                                                            4
---------- ------------------------------------------------------------------------------------------ ---------------
28         Drill the water well for industrial water and water lines including required permits.      4
---------- ------------------------------------------------------------------------------------------ ---------------
29         Maintenance of water well and pump, if required                                            4
---------- ------------------------------------------------------------------------------------------ ---------------
30         Other material specifically required by th Operator                                        4
---------- ------------------------------------------------------------------------------------------ ---------------
31         Routine loading/unloading of Contractor's equipment and consumables at Worksite.           4
---------- ------------------------------------------------------------------------------------------ ---------------
32         Transport of Operator's equipment and consumables within the Karakuduk Field...            4
---------- ------------------------------------------------------------------------------------------ ---------------
33         Transport of Contractor's equipment and consumables from suppliers to Aktau                3
---------- ------------------------------------------------------------------------------------------ ---------------
34         Transportation from Contractor's Warehouse to Worksite                                     3
---------- ------------------------------------------------------------------------------------------ ---------------
35         Transport of Operator's personnel and personnel of Operator's other Contractors between    4
           Aktau and well location
---------- ------------------------------------------------------------------------------------------ ---------------
36         Transport of  Contractor's  personnel,  equipment,  spare parts,  and consumables  between  1 point of  origin  and  Aktau,  after  initial mobilization period
---------- ------------------------------------------------------------------------------------------ ---------------
37         Transportation for all rig moves within the Operating Area by Contractor.                  1
---------- ------------------------------------------------------------------------------------------ ---------------
38         Operator's office at the location.                                                         4
---------- ------------------------------------------------------------------------------------------ ---------------
39         Contractor's operation base in the Operating Area                                          4
---------- ------------------------------------------------------------------------------------------ ---------------
40         Surveying service to mark drilling location                                                4
---------- ------------------------------------------------------------------------------------------ ---------------
41         Leveling, earthwork, foundations for camp and drilling rigs.                               4
---------- ------------------------------------------------------------------------------------------ ---------------
42         Construct and maintain access roads and locations.                                         4
---------- ------------------------------------------------------------------------------------------ ---------------
43         Restore road and location                                                                  4
---------- ------------------------------------------------------------------------------------------ ---------------
44         Dispose of drilling fluid, cuttings, refill and reserve pit.                               4
--------- ------------------------------------------------------------------------------------------ ---------------
45         Site preparation                                                                           4
---------- ------------------------------------------------------------------------------------------ ---------------
46         Contractors radio communication services and telephone at Operator's Operation Base and    4
           drilling unit.
---------- ------------------------------------------------------------------------------------------ ---------------
47         Permits for Contractor's radio communication services and telephone at Operation Base      4
           and drilling unit.
---------- ------------------------------------------------------------------------------------------ ---------------
48         Wellhead installation services                                                             1
---------- ------------------------------------------------------------------------------------------ ---------------
49         Welding                                                                                    1
---------- ------------------------------------------------------------------------------------------ ---------------
50         Welding of Casing Head                                                                     2,4

---------- ------------------------------------------------------------------------------------------ ---------------
51         Contractor's  personnel,  as  set  forth  in  Schedule  C,  including replacement,  subsistence, 1 insurance, wages, benefits and all other costs included taxes related hereto.
---------- ------------------------------------------------------------------------------------------ ---------------


                                       D-2


---------- ------------------------------------------------------------------------------------------ ---------------
52         Extra personnel in excess of the complement of personnel set forth in Schedule C when      3
           requested in writing by Operator.
---------- ------------------------------------------------------------------------------------------ ---------------
53         Overtime, beyond normal work schedule for Contractor's personnel when requested in         3
           writing by Operator
---------- ------------------------------------------------------------------------------------------ ---------------
54         Food and Lodging for the Contractor's personnel included as part of the day rate           4
---------- ------------------------------------------------------------------------------------------ ---------------
55         Handling  of all  items  on the  Worksite  limited  to the  equipment
           Contractor has available 1,4 at the well location.
---------- ------------------------------------------------------------------------------------------ ---------------
56         Electrical supply for Contractor's equipment at the well location.                         1
---------- ------------------------------------------------------------------------------------------ ---------------
57         Initial inspection of Contractor's drill pipe, drill collars and other in -hole            1
           equipment according to API-IADCRP-7G standards
---------- ------------------------------------------------------------------------------------------ ---------------
58         Inspection of Contractor's drill pipe, drill collars and other in-hole equipment           3
           according to API-IADCRP-7G standards,  after operation commence under this Contract at reasonable intervals requested by Operator.
---------- ------------------------------------------------------------------------------------------ ---------------
59         Inclination surveys equipment and services during vertical drilling (TOTCO).               1
---------- ------------------------------------------------------------------------------------------ ---------------
60         Mud logging unit with related equipment and services                                       4
---------- ------------------------------------------------------------------------------------------ ---------------
61         Wireline logging unit with related equipment services.                                     4
---------- ------------------------------------------------------------------------------------------ ---------------
62         Drilling jars Supply and services                                                          4
---------- ------------------------------------------------------------------------------------------ ---------------
63         Drill stem test equipment and services.                                                    4
---------- ------------------------------------------------------------------------------------------ ---------------
64         Wireline formation testing and wall sampling equipment and services                        4
---------- ------------------------------------------------------------------------------------------ ---------------
65         Cementing unit and services                                                                4
---------- ------------------------------------------------------------------------------------------ ---------------
66         Geological Laboratory with related equipment and services                                  4
---------- ------------------------------------------------------------------------------------------ ---------------
67         Mud laboratory unit with related equipment and services                                    4
--------- ------------------------------------------------------------------------------------------ ---------------
68         Distribution networks for above units, limited to Contractor's items as provided in        4
           Contractor's Equipment Inventory:

           -        Potable water (all units)

           -        Industrial water (where applicable)

           -        Fuel (all units)

           -         Intercoms (all units)

           -         mud (unit 1)
---------- ------------------------------------------------------------------------------------------ ---------------
69         Trucking and transportation of equipment from Operator's storage yard to the Operation     4
           Area
---------- ------------------------------------------------------------------------------------------ ---------------
70         Drill pad or well site island                                                              4
---------- ------------------------------------------------------------------------------------------ ---------------
71         Meals and accommodations for Contractor's personnel.                                       4
---------- ------------------------------------------------------------------------------------------ ---------------
72         On site Doctor.                                                                            4
---------- ------------------------------------------------------------------------------------------ ---------------
73         Communication facilities in the Field                                                      4
---------- ------------------------------------------------------------------------------------------ ---------------
74         Diesel fuel for rig and moving equipment                                                   4
---------- ------------------------------------------------------------------------------------------ ---------------
75         Drill water.                                                                               4
---------- ------------------------------------------------------------------------------------------ ---------------
76         Left blank deliberately.


                                                          D-3




---------- ------------------------------------------------------------------------------------------ ---------------
77         Temporary accommodation in Aktau, for rig crew due to flight or any other operational      4
           necessities.
---------- ------------------------------------------------------------------------------------------ ---------------
78         Equipment inspections requested by Operator.                                               4
---------- ------------------------------------------------------------------------------------------ ---------------
79         Covered warehouse for Contractor's spare parts.                                            4
---------- ------------------------------------------------------------------------------------------ ---------------
80         All export documentation for rig at contract termination.                                  4
---------- ------------------------------------------------------------------------------------------ ---------------
81         Rotation cost for all expatriate personnel to Aktau airport.                               1
---------- ------------------------------------------------------------------------------------------ ---------------
82         All payroll taxes benefits and personnel insurance including Medivac for Contractor's      1
           personnel in Kazakhstan.
---------- ------------------------------------------------------------------------------------------ ---------------
83         Rig supply and repairs                                                                     1
---------- ------------------------------------------------------------------------------------------ ---------------
84         Air freight on parts and supplies to Aktau airport or port.                                1
---------- ------------------------------------------------------------------------------------------ ---------------
85         Rotation cost for all Kazakh personnel                                                     4
---------- ------------------------------------------------------------------------------------------ ---------------
86         Rig insurance.                                                                             1
---------- ------------------------------------------------------------------------------------------ ---------------
87         One 40-ton crane and one 16-ton crane provided by Operator, additional rig move            4
           equipment
---------- ------------------------------------------------------------------------------------------ ---------------
88         Lubricants for rig.                                                                        4
---------- ------------------------------------------------------------------------------------------ ---------------
89         Lubricants for Contractor's trucks.                                                        1
---------- ------------------------------------------------------------------------------------------ ---------------
90         All communication and administration expenses in Contractor's office                       1
---------- ------------------------------------------------------------------------------------------ ---------------
91         All Contractor's personnel travelling/rotation expenses                                    1
---------- ------------------------------------------------------------------------------------------ ---------------


*        After initial inspection by Operator

**       Prices shall be agreed upon by the Parties




                                                      D-4


APPENDIX E

CONTRACTOR'S INSURANCE REQUIREMENTS



1.       Worker's Compensation and Employer's Liability Insurance



Worker's compensation and labor liability insurance covering all Contractor's employees in accordance with statutory requirements of the country in which the work is to be performed and the country of hire. The Employer's liability insurance shall have a limit of $1,000,000 USD per occurrence.



2.       Comprehensive General Liability



Comprehensive General Liability insurance with contractual liability, products and completed operations and broad form property damage coverage including, providing for a combination single limit of $1,000,000 USD for personal injury, death or property damage resulting from each occurrence and covering all of Contractor's operations under this Contract. The aforesaid insurance shall cover, but not be limited to loss or damage to the Contractor's Equipment and Personnel.



3.       Umbrella Liability Insurance



Umbrella Liability insurance coverage in excess of the primary coverage with the limit of no less than five million US dollars per occurrence including all areas involved in operations under this contract.



4.        War, Expropriation, Nationalization, and Confiscation Insurance



5. Contractor shall arrange for, or cause to be provided, insurance throughout the term of this Contract, covering the risks of war, expropriation, nationalization, and confiscation, if the exportation of the Drilling Unit is effectively prohibited from leaving Kazakhstan as the result of an action by the government of the Republic of Kazakhstan. Such insurance shall have limits of $5,500,000 and shall name Operator and others as required by written contract, as additional assured. Further, such insurance shall provide a waiver of subrogation in favor of operator and others as required by written contract.

APPENDIX F



PERSONNEL CREW RATES




Position                 Day rate ($)              Overtime rate ($)
------------------------ ------------------------- -----------------------------

Toolpusher               300                       37

Towerpusher              280                       35

Driller                  250                       30

Mechanic                 250                       30

Electrician              250                       30


                                      F-1